                                                                     EXHIBIT 21
B. F. SAUL REAL ESTATE INVESTMENT TRUST
LIST OF SUBSIDIARIES

                                                                   Current
                                      Site of        Date of       Principal
                                      Incorporation  Acquisition/  Business
                                                     Formation     Activity
-------------------------------------------------------------------------------
100% OWNED SUBSIDIARIES
Arlington Hospitality Corp.           Virginia        1997         Hotel Owner
Auburn Hills Hotel Corporation        Maryland        1994         Hotel Owner
Auburn Hills Land Corp.               Maryland        1997         Land Owner
Avenel Executive Park Phase II, Inc.  Maryland        1987         Real Estate
                                                                    Investor
Commerce Center Development Corp.     Florida         1980         Office Park
                                                                    Owner
Crystal City Hospitality Corp.        Virginia        1989         Hotel Owner
Dallas San Simeon Incorporated        Texas           1993         Apartment
                                                                    Project
                                                                    Owner
Dearborn Corporation                  Delaware        1992         Land Owner
Dulles Airport Hotel Corporation      Virginia        1989         Inactive
Dulles Hospitality Corp.              Virginia        1997         Hotel Owner
Flagship Centre Corporation           Maryland        1985         Land Owner
Herndon Hotel Corporation             Virginia        1996         Hotel Owner
MHC Airport Inn. Inc. (a)             New York        1980/1976    Hotel
                                                                    Operator
MHC Corporation                       Maryland        1980/1974    Hotel
                                                                    Operator
Metairie Office Towers, Inc. (b)      Louisiana       1995         Office Bldg
                                                                    Owner
NVA Development Corporation           Virginia        1984         Gen'l Part/
                                                                    Real Est.
                                                                    P/ship
Peachtree / Northeast Corp.           Georgia         1979         Land Owner
Pueblo Hotel Corp.                    Colorado        1985         Hotel Owner
Rochester Airport Hotel Corporation   New York        1986         Inactive
Scope Hospitality Corp.               Virginia        1989         Inactive
Sharonville Hotel Corporation         Ohio            1986         Inactive
Sterling Hotel Corporation            Virginia        1997         Hotel Owner
Tysons Corner Hospitality Corp.       Virginia        1989         Inactive
Wheeler Road, Inc.                    Maryland        1992         Inactive
900 Corporation                       Georgia         1981         Office Bldg
                                                                    Owner
1100 Corporation                      Georgia         1979         Office Bldg
                                                                    Owner
1113 Corporation                      Florida         1984         Gen'l Part/
                                                                    Real Est.
                                                                    P/ship
---------------------------------------
(a) Subsidiary of MHC Corporation
(b) Subsidiary of Dearborn Corporation

B. F. SAUL REAL ESTATE INVESTMENT TRUST
LIST OF SUBSIDIARIES (Continued)


                                                                                    Date of               Current
                                                                    Site of        Acquistion        Principal Business
                                                   Note           Corporation      Formation/             Activity
--------------------------------------------------------------------------------------------------------------------------------
 80% OWNED SUBSIDIARIES
 Ashburn Village Development Corporation            (A)             Maryland         1991         Real Estate Owned (REO)
 Bailey's Corporation (sold property 11/95)         (A)             Maryland         1993                 Inactive
 Balmoral Golf Corporation                          (B)             Maryland         1992                 Inactive
 B. F. Saul Mortgage Company                        (C)             Maryland         1984       Residential Loan Origination
 Bondy Way Development Corporation                  (A)             Maryland         1990                    REO
 Brambleton Land Corporation                        (A)             Maryland         1977                    REO
 Brooke Manor Land Corporation (sold
    property 8/96)                                  (A)             Maryland         1990                 Inactive
 CCB Holding Corporation                            (C)             Delaware         1994                Investments
 CCRE, Inc.                                         (D)             Maryland         1984                 Inactive
 Cherrytree Corporation                             (A)             Maryland         1993                    REO
 Chevy Chase Bank, F.S.B.                                        United States       1969               Savings Bank
 Chevy Chase Financial Services Corporation         (C)             Virginia         1996     Stock Ownership of CCIA and CCS
 Chevy Chase Insurance Agency, Inc. ("CCIA")        (E)             Maryland       1985/1971          Insurance Agency
 Chevy Chase Mortgage Company                       (F)             Maryland         1972                 Inactive
 Chevy Chase Mortgage Company of Virginia           (C)             Virginia         1996                 Inactive
 Chevy Chase Preferred Capital Corporation          (C)             Maryland         1996    Real Estate Investment Trust (REIT)
 Chevy Chase Real Estate Corporation                (C)             Virginia         1996              Holding Company
 Chevy Chase Securities, Inc. ("CCS")               (E)             Maryland         1984                Securities
 Consumer Finance Corporation                       (C)             Virginia         1994         Consumer Loan Origination
 Duvall Village Corporation                         (A)             Maryland         1992                    REO
 First Balmoral Corporation                         (A)             Maryland         1991                    REO
 Great Seneca Development Corporation               (A)             Maryland         1991                    REO
 Hamlets at Brambleton, Inc.                        (A)             Virginia         1997                    REO
 Inglewood Corporation (sold property 11/95)        (A)             Maryland         1990                 Inactive
 Manor Holding Corporation                          (C)             Virginia         1996                 Inactive
 Manor Investment Company                           (G)             Maryland         1971     Real Estate Ownership / Development
 Marbury I Corporation                              (A)             Maryland         1991                    REO
 Marbury II Corporation                             (A)             Maryland         1991                    REO
 NML Corporation                                    (A)             Maryland         1992                    REO
 North Ode Street Development Corporation           (D)             Maryland         1981      Real Estate Finance / Development
 Oak Den, Inc. (sold remaining lots 10/94)          (A)             Maryland         1991                 Inactive
 Old Chapel Corporation                             (A)             Maryland         1992                    REO
 Presley Corporation                                (C)             Maryland         1993            Real Estate Ownership
 Primrose Development Corporation                   (A)             Maryland         1990                    REO
 Ridgeview Centre Corp.                             (A)             Maryland         1992                    REO
 Ronam Corporation, Inc.                            (C)             Maryland         1986       Real Estate Finance/Development
 Sully Park Corporation (sold property 6/96)        (A)             Maryland         1990                 Inactive
 Sully Station Corporation (sold property 9/97)     (A)             Maryland         1990                 Inactive
 Sycolin - Leesburg Corporation                     (A)             Maryland         1992                    REO
 Terminal Drive Properties Corporation              (A)             Maryland         1991                    REO

-------------------------------------------
(A)   Subsidiary of Chevy Chase Real Estate Corporation
(B)   Subsidiary of First Balmoral Corporation
(C)   Subsidiary of Chevy Chase Bank, F.S.B.
(D)   Subsidiary of Manor Investment Company
(E)   Subsidiary of Chevy Chase Financial Services Corporation
(F)   Subsidiary of Chevy Chase Mortgage Company of Virginia
(G)   Subsidiary of Manor Holding Company